June 20, 2000



Board of Directors
Kansas City Life Insurance Company
3520 Broadway
Kansas City, Missouri 64111-2565

                           RE:      Kansas City Life Insurance Company
                                    Savings and Profit Sharing Plan
                                    Registration Statement on Form S-8


Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of Kansas City Life Insurance Company, a Missouri Corporation ("Kansas City Life"), and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed on the date hereof, by Kansas City Life with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

The Registration Statement relates to, among other things, the registration under the Act of 400,000 shares (the "Shares") of common stock, $1.25 par value per share, of Kansas City Life proposed to be issued pursuant to the Kansas City Life Insurance Company Savings and Profit Sharing Plan (the "Plan").

In the preparation of this opinion letter, I have examined originals or copies identified to my satisfaction of (i) the Articles of Incorporation of Kansas City Life as filed with the State of Missouri; (ii) the Bylaws of Kansas City Life; (iii) all Resolutions of the Board of Directors, compensation and other committees of the Board of Directors and shareholders of Kansas City Life relating to the Plan and the issuance of the Shares being registered under the Registration Statement; (iv) the Plan; and (v) the Registration Statement, including the exhibits thereto. I also have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as I have deemed necessary or advisable for purposes of my opinion.

As to the matters of fact, where I have deemed appropriate I have relied upon representations or certificates of officers of Kansas City Life or public officials. In my examinations, I have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the
authenticity   of  the  originals  of  such  copies,   the  correctness  of  all
certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Kansas City Life.

My opinion is limited to the matters set forth herein and I express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, I do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Missouri. My opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion letter are subject to change in the event that any laws should change or be enacted in the future. I am under no obligation to update this opinion letter or to otherwise communicate with you in the event of any such change.

Based upon and subject to the foregoing, it is my opinion that, upon effectiveness of the Registration Statement, the Shares, when issued and paid for in accordance with the terms of the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to me under the caption "Interest of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I am an expert or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                               Yours very truly,

                                                           /s/ C. John Malacarne
                                                               C. John Malacarne

CJM:sk